UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 31, 2023
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Asset Purchase Agreement
On October 31, 2023 (the “Closing Date”), Glenbrook Building Supply, Inc. (“Glenbrook”), a wholly-owned subsidiary of Star Equity Holdings, Inc., entered into an asset purchase agreement (the “Purchase Agreement”) with Big Lake Lumber (“BLL”). Pursuant to the Purchase Agreement, BLL sold its lumberyard and showroom facility to 791 Rose Drive LLC, a whole-owned subsidiary of Star Equity Holdings, Inc., and certain related assets to Glenbrook for a combined purchase price of $3.3 million (the “Purchase Price”). The Purchase Price is subject to certain post-closing adjustments including an earn-out provision and a hold back to satisfy certain indemnification obligations of Glenbrook under the Purchase Agreement. The earn-out provision is based on a specific gross profit threshold with a measurement period of two years to begin one year after the Closing Date. If the threshold is met, an earn-out payment may be remitted to BLL. The Purchase Agreement contains representations, warranties and covenants of Glenbrook that are customary for a transaction of this nature. The Purchase Agreement also contains indemnification obligations of the parties thereto.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
Item 9.01.  Financial Statements and Exhibits
(d)  Exhibits:

Exhibit No.	Description

10.1	Asset Purchase Agreement, by and among Glenbrook Building Supply, Inc. and Big Lake Lumber Inc., dated as of October 31, 2023.*
99.1	Press Release, dated November 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) or Item 601(b)(10)(iv), as applicable, of Regulation S-K. The Registrant agrees to furnish supplemental copies of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     November 2, 2023